EXECUTION VERSION

Repurchase Right Agreement

Repurchase Right Agreement, dated as of May 27, 2011 (this “Agreement”), by and between PhotoMedex, Inc., a Nevada corporation (the “Company”), and Perseus Partners VII, L.P., a Delaware limited partnership (“Perseus,” and together with the Company, the “Parties”).

Introduction

The Company and Perseus are parties to a Securities Purchase Agreement, dated as of August 4, 2008 (as amended by Amendment No. 1, dated February 27, 2009, and Amendment No. 2, dated March 18, 2010, and as the same may be further amended, modified and supplemented from time to time, the “Securities Purchase Agreement”).  Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Securities Purchase Agreement.

As of the date of this Agreement Perseus, together with its former director appointees to the Board, holds: (i) secured convertible promissory notes having an aggregate principal amount of $21,447,590, together with interest thereon payable as specified therein, which notes are convertible into shares of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (such secured convertible promissory notes, together with any additional secured convertible promissory notes issued as interest thereon, together with such additional interest as may be accrued on such existing and additional secured convertible promissory notes, the “Notes”); (ii) a warrant to purchase 301,288 shares of Company Common Stock (the “Warrant”); (iii) an option, held by a former director appointee of Perseus to the Board, to purchase 625 shares of Common Stock (the “Option”); and (iv) certain rights, held by former director appointees of Perseus to the Board, to receive shares of Common Stock in lieu of cash as consideration for service on the Board (“Service Share Rights”).  The Notes, the Warrant, the Option, the Service Share Rights and any shares of Company Common Stock issued upon conversion or exercise thereof are referred to collectively as the “Repurchase Securities”.

The Parties desire to enter into this Agreement pursuant to which the Company will have the right to repurchase all of the Repurchase Securities that are held by Perseus or any of its former director appointees to the Board, Affiliates, successors or assigns (the “Perseus Group”) on the terms and conditions set forth in this Agreement.

In consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Perseus hereby agree as follows:

1.           Repurchase Right of the Company.  The Company shall have the right (the “Repurchase Right”), exercisable only as provided in Section 2 below, to repurchase all (but not less than all) of the Repurchase Securities, in connection with the completion of a Repurchase Transaction (as hereinafter defined in Section 6 of this Agreement), for an aggregate purchase

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price equal to the Repurchase Price (as hereinafter defined in Section 6 of this Agreement) and upon the further terms and conditions set forth in this Agreement.

2.           Exercise of Repurchase Right.  The Company may exercise the Repurchase Right to repurchase the Repurchase Securities only in connection with, and up to three business days prior to or simultaneously with, the completion of a Repurchase Transaction.  The Repurchase Right shall terminate on the earliest of: (i) except with respect to a Repurchase Transaction described in clause (y) of the definition thereof, (A) the Company’s entering into a definitive agreement providing for a Change of Control or (B) any offer or proposal by a third party to enter into or consummate a transaction which would result in a Change of Control, which proposal is publicly recommended by the Board of Directors of the Company, (ii) the completion of a Repurchase Transaction unless the Repurchase Right has previously been or is simultaneously exercised and completed; or (iii) January 31, 2012 (the date on which the earliest of such events occurs, the “Repurchase Right Termination Date”).  For purposes of clarification, neither the Company’s entering into a definitive agreement providing for a Repurchase Transaction described in clause (y) of the definition thereof nor the public recommendation by the Company’s Board of Directors of a proposal for a Repurchase Transaction described in clause (y) of the definition thereof, shall, in itself, terminate the Company’s Repurchase Right.  To exercise the Repurchase Right the Company shall deliver a written notice of its election (an “Election Notice”) to exercise its Repurchase Right to Perseus, which notice shall (i) specify the existence of and include a reasonable description of the terms of the Repurchase Transaction that permits the Company to exercise its Repurchase Right, (ii) specify the date on which the repurchase contemplated by this Section 2 will be completed (the “Repurchase Right Exercise Date”), which date shall be simultaneously with, or up to three business days prior to, the completion of the applicable Repurchase Transaction, and (iii) be delivered not less than one business day prior to the Repurchase Right Exercise Date.  On the Repurchase Right Exercise Date specified in the Election Notice:

(a)           The Company shall deliver, or cause to be delivered, the Repurchase Price to Perseus by wire transfer of immediately available funds to an account designated in writing to the Company by Perseus;

(b)           Perseus shall deliver to the Company all Repurchase Securities held by it or any other members of the Perseus Group, free and clear of any Liens, other than such Liens as may be imposed by federal or state securities laws, in consideration of the Repurchase Price;

(c)           Each of the Transaction Documents shall automatically terminate and any and all rights, liabilities, obligations and duties of each of the parties thereunder shall be of no further force or effect; provided, that the provisions in the last sentence of Section 5.5 of the Securities Purchase Agreement (the “Surviving Provision”) shall survive such termination.  In furtherance of the foregoing, each member of the Perseus Group and the Company shall be deemed to have released all liabilities, obligations and duties of each of the other parties thereunder, other than the Surviving Provision, immediately following the effectuation of the Repurchase Right in accordance with the provisions of this Section 2; and

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(d)           Effective on the Repurchase Right Exercise Date and subject to the effectuation of the Repurchase Right in accordance with the provisions of this Section 2, all Liens that encumber any of the properties, securities or other assets of the Company pursuant to the provisions of the Transaction Documents, or as a result of any actions taken pursuant to the provisions of any of the Transaction Documents, will be hereby released and terminated.  In furtherance of the foregoing, Perseus shall deliver to the Company UCC-3 termination statements and notices to the U.S. Patent and Trademark Office providing for the release and termination of any such Liens, and shall otherwise take all such additional actions as may be reasonably necessary to cause any such Liens to be released and terminated, to the full satisfaction of the Company, on or prior to the Repurchase Right Exercise Date.

3.           Restriction on Perseus and its Affiliates.  Until that date which is the earliest to occur of the Repurchase Right Termination Date or a termination of this Agreement upon the mutual agreement of the Parties, Perseus hereby agrees that it shall not, and it shall cause all other members of the Perseus Group not to: (i) sell, assign, pledge, hypothecate, encumber or otherwise transfer, whether or not for consideration, any of the Repurchase Securities and/or (ii) sell, assign or transfer any of their respective rights, claims, benefits or interests in, to and under the Transaction Documents.

4.           Further Assurances.

(a)           The Parties shall cooperate with each other and each shall use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) effectuating the Repurchase Right of the Company and those obligations of the Parties set forth in Section 2 hereof, (ii) granting such Party’s consent or approval under the Transaction Documents to the execution by the Company of definitive agreements for a Repurchase Transaction and the consummation of a Repurchase Transaction (which consent or approval shall be expressly subject to the condition that the Repurchase Right is exercised and completed in accordance with the terms of Section 2, no later than the date of completion of such Repurchase Transaction) and (iii) subject to the prior receipt of a written undertaking of the Company to exercise and complete the Repurchase Right in accordance with the terms of Section 2 no later than the date of completion of the applicable Repurchase Transaction, voting all Repurchase Securities (to the extent entitled to vote thereon) in favor of the execution by the Company of definitive agreements for a Repurchase Transaction and the consummation of a Repurchase Transaction.  In addition, Perseus shall cause its controlled Affiliates to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, those actions described in the preceding sentence.

(b)           The Parties hereby acknowledge and agree that any participant in a Repurchase Transaction with the Company shall be permitted by the Parties to file, and

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shall not be prohibited by the Parties hereto from filing, liens created pursuant to such Repurchase Transaction with respect to the assets, rights and property of the Company, and any UCC financing statements, notices and other security interest filings necessary to perfect such liens, with any governmental authority, provided that such liens are junior and subordinate in right, priority, operation, effect and all other respects to any and all Liens and security interests in favor of the members of the Perseus Group and all such UCC financing statements, notices and other security interest filings shall reflect such junior and subordinate status.

5.           Representations and Warranties.

(a)           The Company hereby represents and warrants to Perseus as follows:

(i)           The Company has corporate power and authority to enter into and consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been, or will be prior to the Repurchase Right Exercise Date, duly authorized by the Board.

(ii)           This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (y) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

(iii)           The execution, delivery and performance by the Company of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, do not and will not: (x) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (y) conflict with, violate or result in a breach of any provision of, or constitute a default under (or an event that with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected; or (z) result in a violation of any Law or Order of any Governmental Entity to which the Company is subject, except in the case of clause (y) above for any consent requirements for which a requisite consent has been obtained or will be obtained prior to the Repurchase Right Exercise Date, and in the case of clauses (y) and (z) above, for such conflicts or violations that, individually or in the aggregate, are not material and do not otherwise adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

(b)           Perseus hereby represents and warrants to the Company as follows:

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(i)           Perseus has limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by Perseus of this Agreement and the consummation by Perseus of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Perseus.

(ii)           This Agreement has been duly executed and delivered by Perseus and constitutes a legal, valid and binding obligation of Perseus enforceable against Perseus in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (y) the effect of rules of Law governing the availability of specific performance and other equitable remedies.

(iii)           The execution, delivery and performance by Perseus of this Agreement and the consummation by Perseus of the transactions contemplated hereby do not and will not: (x) result in a violation of the organizational documents of Perseus or; (y) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Perseus is a party; or (z) result in a violation of any Law (including federal and state securities laws) or Order applicable to Perseus, except in the case of clause (y) above for any consent requirements for which a requisite consent has been obtained or will be obtained prior to the Repurchase Right Exercise Date, and in the case of clauses (y) and (z) above, for such conflicts or violations that, individually or in the aggregate are not material and do not otherwise adversely affect the ability of Perseus to consummate the transactions contemplated by this Agreement.

(iv)           Perseus and the other members of the Perseus Group are the owners of, and have valid and marketable title to, and on the Repurchase Right Exercise Date will continue to be the owners of, and have valid and marketable title to, all of the Repurchase Securities, free and clear of any Liens, other than such Liens as may be imposed by federal or state securities laws or created pursuant to this Agreement.  Perseus and the other members of the Perseus Group have not sold, assigned or transferred, whether or not for consideration any of their respective rights, claims, benefits or interests in, to and under the Transaction Documents.

(v)           Neither Perseus nor any other member of the Perseus Group nor the Repurchase Securities are, or will be on the Repurchase Right Exercise Date, subject to any contract, understanding or other similar agreement which would (x) require Perseus or any other member of the Perseus Group to obtain any consent, approval, authorization or permit of, any Person, in order to consummate the transactions contemplated by this Agreement, or (y) limit the ability of or prevent Perseus and the other members of the Perseus Group from consummating the transactions contemplated by this Agreement.

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6.           Definitions.  The following capitalized terms have the following meanings:

“Repurchase Price” shall mean an amount equal to $19,500,000, and which amount shall increase by $250,000 on each of October 16, 2011, November 16, 2011, December 16, 2011, and January 16, 2012; i.e., on October 16, 2011, the Repurchase Price shall become $19,750,000, on November 16, 2011, the Repurchase Price shall become $20,000,000, on December 16, 2011, the Repurchase Price shall become $20,250,000, and on January 16, 2012, the Repurchase Price shall become $20,500,000.

“Repurchase Transaction” shall mean a transaction which occurs on, or follows by not more than three (3) business days, the Repurchase Right Exercise Date, and (x) is a financing, refinancing or similar transaction entered into by the Company or an Affiliate of the Company which results in neither (i) a Change of Control nor (ii) any consideration being paid to the holders of Company Common Stock in respect of their shares, or (y) results in a Change of Control in which the Company is the surviving entity and no consideration is paid to the holders of Company Common Stock in respect of their shares, except that such holders may receive, in connection with any such Repurchase Transaction, cash consideration in lieu of fractional shares, or warrants or rights to acquire Company Common Stock for a per share exercise price that is greater than the Market Price as of the date of this Agreement.  For the avoidance of doubt, any increase in the market price per share of the Company Common Stock (as adjusted for stock splits, stock dividends, combinations of shares or other similar events), or any increase in the enterprise value of the Company, as a result of the consummation of the Repurchase Transaction shall not, in itself, be deemed to be consideration received by the holders of Company Common Stock in respect of their shares for purposes of this Section 6.

7.           Fees and Expenses Incurred by Counsel for Perseus.  The Company will reimburse Perseus for the fees and expenses of Covington & Burling LLP, counsel to Perseus, incurred in connection with the review and negotiation of this Agreement and the transactions contemplated hereby, review of any proposed documentation or disclosure regarding any Repurchase Transaction and any related filings with the Securities and Exchange Commission, subject to receipt of reasonable documentation, promptly upon demand by the Company made upon Perseus, it being understood that in connection with the execution of this Agreement, Covington & Burling LLP, counsel to Perseus, will provide a statement of its accrued fees and expenses to date as well as a reasonable provision for future fees and expenses in connection with completion of the transactions contemplated hereby; provided, however, that in no event shall the obligations of the Company under this Section 7 involve the payment of fees and expenses which are in excess of $40,000 in the aggregate.

8.           Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery of a counterpart hereto by each of the Company and Perseus.

9.           Entire Agreement.  This Agreement, together with the Securities Purchase Agreement, the Transaction Documents, and the contents of the email transmission sent by counsel for Perseus to counsel for the Company, on May 27, 2011, at 5:59 p.m. eastern, contains

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the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such agreements and documents.

10.           Governing Law; Jurisdiction; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.  THE COMPANY AND PERSEUS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR PERSEUS, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR PERSEUS, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND PERSEUS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

11.           Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

12.           Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

13.           Amendment and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by each of the Company and Perseus.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

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14.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications are:

If to the Company:               PhotoMedex, Inc.
147 Keystone Drive
Montgomery, PA  18936
Attn:  President and Chief Executive Officer
Facsimile:  (215) 619-3209
Email:  dmcgrath@photomedex.com

With a copy, that shall not
constitute notice, to:            Kaye Scholer LLP
425 Park Avenue
New York, NY  10022
Attn:  Stephen C. Koval and William M. Lonergan
Facsimile:  (212) 836-8689
Email:  skoval@kayescholer.com and wlonergan@kayescholer.com

If to Perseus:                         Perseus Partners VII, L.P.
c/o Perseus L.L.C.
2099 Pennsylvania Avenue, N.W., Suite 900
Washington, D.C.  20006
Attn:  Kenneth M. Socha
Facsimile:  (202) 429-0588
Email:  ksocha@perseusllc.com

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and to

Perseus Partners VII, L.P.
c/o Perseus L.L.C.
1325 Avenue of the Americas, 25th Floor
New York, NY  10019
Attn:  John M. Glazer
Facsimile:  (212) 651-6399
Email:  jglazer@perseusllc.com

With a copy, that shall not
constitute notice, to:            Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY  10018
Attn:  Andrew W. Ment
Facsimile:  (646) 441-9012
Email:  ament@cov.com

15.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

[Signature Page Follows]

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In witness whereof, the Company and Perseus have caused this Repurchase Right Agreement to be duly executed as of the date first above written.

PHOTOMEDEX, INC.

By: /s/ Dennis M. McGrath
       Name: Dennis M. McGrath
       Title: President/CEO

PERSEUS PARTNERS VII, L.P.

By:  Perseus Partners VII GP, L.P.,
         its general partner

By:  Perseus Partners VII GP, L.L.C.,
         its general partner

By: /s/ Kenneth M. Socha
       Name: Kenneth M. Socha
       Title: Senior Managing Director

[Signature Page to Repurchase Right Agreement]

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